Exhibit 99.2

Lexington Realty Trust TRADED: NYSE: LXP One Penn Plaza, Suite 4015 New York NY 10119-4015

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

T. Wilson Eglin, CEO

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: tweglin@lxp.com

FOR IMMEDIATE RELEASE

October 11, 2013

LEXINGTON REALTY TRUST ANNOUNCES

PRICING OF PUBLIC OFFERING OF COMMON SHARES

New York, NY – October 11, 2013 – Lexington Realty Trust (NYSE:LXP), a real estate investment trust focused on single-tenant real estate investments, today announced that it priced an underwritten public offering of 10,000,000 common shares at a per share public offering price of $11.17 for expected gross proceeds of approximately $111.7 million before underwriting discounts and commissions and estimated offering expenses. Lexington also granted the underwriters of the offering a 30-day option to purchase up to an additional 1,500,000 common shares. The offering is expected to close on or about October 17, 2013, subject to customary closing conditions.

Lexington expects to use all of the net proceeds of the offering to pay down amounts outstanding under its unsecured revolving credit facility, a portion of which was used to fund the previously announced acquisition of the three long-term leased land parcels in New York, New York.

Wells Fargo Securities and Barclays are acting as underwriters of the offering.

This offering is being made under Lexington's existing automatic shelf registration statement filed with the Securities and Exchange Commission. The offering of these securities is being made only by means of a prospectus and a related prospectus supplement, when available. The prospectus supplement related to this public offering will be filed with the Securities and Exchange Commission. Copies of the prospectus and related prospectus supplement may be obtained by contacting Wells Fargo Securities Attention: Equity Syndicate Department, 375 Park Avenue, New York, N.Y., 10152, or by telephone toll free at (800) 326-5897 or by e-mail at cmclientsupport@wellsfargo.com; or Barclays, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, or by calling 1-888-603-5847, or by email at barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Lexington Realty Trust TRADED: NYSE: LXP One Penn Plaza, Suite 4015 New York NY 10119-4015

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns a diversified portfolio of equity and debt interests in single-tenant commercial properties and land. Lexington seeks to expand its portfolio through acquisitions, sale-leaseback transactions, build-to-suit arrangements and other transactions.  A majority of these properties and all land interests are subject to net or similar leases, where the tenant bears all or substantially all of the operating costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. Lexington also provides investment advisory and asset management services to investors in the single-tenant area. Lexington’s common shares are traded on the New York Stock Exchange under the symbol “LXP”.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties and other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

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